Exhibit 10.1

January 6, 2016

Wilkes Graham

Via Email

RE: Employment with Wheeler Real Estate Investment Trust

Dear Wilkes:

It is with pleasure that we extend this offer of employment.

Please note the following

Title:                Chief Financial Officer (CFO)
Reporting to:            Jon Wheeler, Chairman and CEO
Commencement Date:        TBD
Base Pay:

▪	$350,000.00 gross annualized, payable as follows;
$275,000.00 base salary upon start date with base salary increases of $25,000.00 on April 1, 2016, July 1, 2016 and October 1, 2016.

▪	A net sum of $1,500.00 per month for housing allowance until June 30, 2017.

▪	Company Stock equivalent to $25,000.00 granted at signing.

▪	Eligible for discretionary year-end bonus per the Mercer report.
Benefits:

▪	Health and Dental Insurance coverage with Company paying 80% of the monthly premium for the employee only. Eligibility for coverage is effective the 1st of the month following 30 days of employment.

▪	Company paid life insurance, short and long-term disability.

▪	Eligibility for participation in the company 401(k) will be effective the first quarter following the 6th months of tenure.

▪	You will also receive a company paid cell phone and laptop.

Holidays/PTO:

•	You will be eligible for 16 days of vacation.

•	6 company observed paid holidays

This letter is to serve only as a confirmation of the details of employment and is not a contract of employment. Employment with Wheeler Real Estate Investment Trust is at-will, meaning that it may be terminated by either party for any reason, at any time, with or without notice.

Riversedge North
2529 Virginia Beach Blvd., Suite 200, Virginia Beach, VA 23452
757.627.9088▪Toll Free 866.203.4864▪Fax 757.627.9081
www.whlr.us

Upon receipt, if you are in agreement, please sign the acknowledgement line below and return a copy back to my attention. We look forward to a successful and rewarding relationship.

Feel free to contact me, should you have any questions at 757.627.9088.

Sincerely yours,
AGREED TO & ACCEPTED

Gena Norman                        By: /s/ Wilkes Graham
Human Resources Director

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